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                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-75704) of Summit Properties Inc. on Form S-3 of our report dated January 22, 2001, appearing in the Annual Report on Form 10-K of Summit Properties Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 19, 2002